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Exhibit 1.A.(6)(b)
                                    BYLAWS

                                      OF

                    UNITED INVESTORS LIFE INSURANCE COMPANY


                                   ARTICLE I

                                    OFFICES


          SECTION 1. REGISTERED OFFICE -- The registered office shall be established and maintained at the office of James Dalton, Esq., in the City of Jefferson City, in the County of Cole, in the State of Missouri, and he shall be the registered agent of this Corporation in charge thereof.

          SECTION 2. OTHER OFFICES -- The Corporation may have other offices, either within or without the State of Missouri, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require. The principal place of business of the Corporation shall be at Birmingham, Alabama.

                                  ARTICLE II

                           MEETINGS OF STOCKHOLDERS

          SECTION 1. ANNUAL MEETINGS -- Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held in such place, either within or without the State of Missouri, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. In the event the Board of Directors fails to so determine the time, date and place of meeting, the annual meeting of stockholders shall be held at the principal executive offices of the Corporation on the third Tuesday of May.

          If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a board of directors and they may transact such other corporate business as may properly come before the meeting.

          SECTION 2. OTHER MEETINGS -- Meeting of stockholders for any purpose other than the election of directors may be held at such time and place, within or without the State of Missouri, as shall be stated in the notice of the meeting.

          SECTION 3. VOTING -- Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these Bylaws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, provided that any such proxy identifies the name of the person entitled to cast the vote by proxy and the date of the meeting at which the proxy is to be utilized. Upon the demand of any stockholder, the vote for directors and the vote upon any questions before the meeting, shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Articles of Incorporation or the laws of the State of Missouri.

          A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

          SECTION 4. QUORUM -- Except as otherwise required by law, by the Articles of Incorporation or by these Bylaws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In


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determining whether a quorum is present, treasury shares shall not be counted.
In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present; but until a quorum is secured, no other business may be transacted. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof. The shareholders present at a duly organized meeting may continue to transact business until an adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum. At any duly organized meeting, except as may otherwise be required by law, a vote of a majority of the stock represented thereat shall decide any question brought before the meeting.

          SECTION 5. SPECIAL MEETINGS -- Special meetings of the stockholders for any purpose or purposes may be called by the Chairman of the board, the President or the Secretary, or by resolution of the directors.

          SECTION 6. NOTICE OF MEETINGS -- Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the Corporation, not less than ten (10) nor more than sixty (60) days before the date of the meeting.

          SECTION 7. ACTION WITHOUT MEETING -- Unless otherwise provided by the Articles of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all of the holders of outstanding stock entitled to vote with respect to such action. Such consent shall have the same force and effect as a unanimous vote of the shareholders at a meeting duly held.

                                  ARTICLE III

                                   DIRECTORS

          SECTION 1.    NUMBER AND TERM -- The number of directors shall be nine
(9) but may, by resolution of the Board of Directors, be increased to any greater number of directors up to a total of twenty-one (21). The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his successor shall be elected and shall qualify. Directors need not be stockholders.

          SECTION 2. RESIGNATIONS -- Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective.

          SECTION 3. NEWLY CREATED DIRECTORSHIPS AND VACANCIES -- Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause shall be filled by a majority vote of the directors then in office, or if all of the directors shall have been removed, by a majority vote of the stockholders, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

          If the office of any director, member of a committee or other officer becomes vacant, the remaining directors in office, though less than a quorum, by a majority vote, may appoint any qualified person to fill such vacancy, and that person shall hold office for the unexpired term and until his successor shall be duly chosen.

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          SECTION 4.    REMOVAL -- Except as hereinafter provided, any director
or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote.

          SECTION 5. POWERS -- The business and affairs of the Corporation shall be under the direction of the Board of Directors, except as may be otherwise provided by law or under the Articles of Incorporation of this Corporation or by these Bylaws.

          SECTION 6. MEETINGS -- The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent in writing of all the directors.

          Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.

          Special meetings of the Board of Directors may be called by the President or by the Secretary, upon the written request of any of the following: the Chairman of the Board, the President or any two (2) directors, on at least twelve hours= notice to each director, and shall be held at such place or places as may be determined by the directors, or as shall be stated in the call of the meeting.

          Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in such a meeting can hear and be heard by one another. Such participation shall constitute presences in person at the meeting.

          SECTION 7. QUORUM -- A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need to be given other than by announcement at the meeting which shall be so adjourned.

          SECTION 8. COMPENSATION -- Directors shall not receive any stated salaries for their services as directors or as members of committees, except that by resolution of the Board of Directors, retainer fees, meeting fees, expenses for attendance at meetings and other benefits and payments may be authorized. Nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, or otherwise, and receiving compensation therefor.

          SECTION 9. ACTION WITHOUT MEETING -- Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

                                  ARTICLE IV

                                   OFFICERS

          SECTION 1. OFFICERS -- The officers of the Corporation shall be a Chairman of the Board, a President and a Secretary, all of whom shall be elected by the Board of Directors and who shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect one or more Vice Presidents, a Treasurer and such Assistant Secretaries and Assistant Treasurers as they may deem proper. None of the officers of the Corporation need be directors. More than one office may be held by the same person provided that the office of the President and the Secretary shall not be held by the same person.

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          SECTION 2.    OTHER OFFICERS AND AGENTS -- The Board of Directors may
appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

          SECTION 3. CHAIRMAN OF THE BOARD -- The Chairman of the Board shall preside at all meetings of the Board of Directors and stockholders. He shall have and perform such duties as usually devolve upon his office and such other duties as are prescribed by the Bylaws and by the Board of Directors.

          SECTION 4. PRESIDENT -- The President shall be the chief executive of the Corporation and shall perform such duties as usually devolve upon his office and such other duties as are prescribed by the Bylaws, by the Board of Directors and by the Chairman of the Board. In the absence or inability to act of the Chairman of the Board, the President shall have and exercise all powers and duties of such office.

          SECTION 5. VICE PRESIDENTS -- The Vice Presidents, if any, shall perform such duties and have such titles as may be assigned to them from time to time by the Bylaws, the Board of Directors, the Chairman of the Board or the President.

          SECTION 6. TREASURER -- The Treasurer, if any, shall have custody of all funds of the Corporation. He shall have and perform such duties as are incident to the office of Treasurer and such duties as may from time to time be assigned to him by the Board of Directors, the Chairman of the Board or the President.

          SECTION 7. SECRETARY -- The Secretary shall record the proceedings of the meetings of both the stockholders and the Board of Directors in a book to be kept therefor. He shall have custody of the corporate seal. He shall have and perform such duties as are incident to the office of Secretary and shall perform such other duties as may from time to time be assigned to him by the Board of Directors, the Chairman of the Board or the President.

          SECTION 8. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES -- Assistant Treasurers and Assistant Secretaries, if any, shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Board of Directors, the Chairman of the Board, or the President.

          SECTION 9. ELECTION AND TERM -- The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting held after each annual meeting of stockholders. Each officer shall hold office at the pleasure of the Board of Directors until his death, resignation, retirement, or removal. Any officer may be elected by the Board of Directors at other meetings to serve until the first meeting of stockholders next following his election.

          SECTION 10. COMPENSATION OF OFFICERS -- The Compensation Committee of the Board of Directors of Torchmark Corporation shall recommend to the Board of Directors the compensation of all officers having an annual compensation in excess of $150,000. The compensation of all other officers shall be determined by the chief executive officer.

                                   ARTICLE V

                                 MISCELLANEOUS

          SECTION 1. CERTIFICATES OF STOCK -- A certificate of stock or certificates of stock, signed by the Chairman of the Board or President or a Vice President, the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, shall be issued to each stockholder certifying the number of shares owned by him in the Corporation. Any or all the signatures may be facsimiles as may be authorized by the Board of Directors.

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          SECTION 2.    LOST CERTIFICATES -- A new certificate of stock may be
issued in the placed of any certificate theretofore issued by the Corporation, alleged to have been lost or destroyed and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond, in such sum as they may direct, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate or require such other security as they may deem appropriate.

          SECTION 3. TRANSFER OF SHARES -- The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be canceled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security and not absolutely, it shall be so expressed in the entry of the transfer.

          The Corporation may decline to register on its stock books transfers of stock standing in the name of infants, unless (a) the law of the state of which the infant is a resident relieves the corporation of all liability therefor in case the infant or anyone acting for him thereafter elects to rescind such transfer, or (b) a court having jurisdiction of the infant and the subject matter enters a valid decree authorizing such transfer.

          SECTION 4. FRACTIONAL SHARES -- No fractional part of a share of stock shall ever be issued by this Corporation.

          SECTION 5. STOCKHOLDERS= RECORD DATE -- In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          SECTION 6. DIVIDENDS -- Subject to the provisions of the Articles of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Corporation.

          The Corporation may decline to pay cash dividends to infant stockholders except where full and valid release may be granted by the infant or under a decree of court of competent jurisdiction.

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          SECTION 7.    SEAL -- The corporate seal shall be circular in form and
shall contain the name of the Corporation, the year of its creation and the word "Missouri". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

          SECTION 8. FISCAL YEAR -- The fiscal year of the Corporation shall be a calendar year.

          SECTION 9. CHECKS -- All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be in such manner and signed by such officer or officers or such agent or agents of the Corporation as shall be determined from time to time by resolution of the Board of Directors.

          SECTION 10. NOTICE AND WAIVER OF NOTICE -- Whenever any notice is required by these Bylaws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation, and such notice shall be deemed to have been given five hours after it was sent, if sent during normal business hours and, otherwise, at 9:00 a.m. on the business day immediately following the day on which it was sent. If such notice is delivered by hand, it shall be deemed to be given when delivered. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by law.

          Whenever any notice is required to be given under the provisions of any law, or under the provisions of the Articles of Incorporation of the Corporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                  ARTICLE VI

                                  AMENDMENTS

          These Bylaws may be amended or repealed and new Bylaws may be adopted by the stockholders entitled to vote. In addition, these Bylaws may be amended or repealed and new Bylaws adopted by the Board of Directors, subject to the power of the shareholders of the Corporation to alter or repeal any Bylaws made by the Board of Directors.